Exhibit (g)(3)

FORM OF

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

The Bank of New York Mellon

(formerly Mellon Bank, N.A.)

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF _____, 2010

FUND	\\\\\\\\\\\\\\\\\\\\\\\	PORTFOLIO
Fidelity Commonwealth Trust II		Fidelity International Enhanced Index Fund
Fidelity Commonwealth Trust II		Fidelity Large Cap Growth Enhanced Index Fund
Fidelity Commonwealth Trust II		Fidelity Large Cap Value Enhanced Index Fund
Fidelity Commonwealth Trust II		Fidelity Large Cap Core Enhanced Index Fund
Fidelity Commonwealth Trust II		Fidelity Mid Cap Enhanced Index Fund
Fidelity Commonwealth Trust II		Fidelity Small Cap Enhanced Index Fund
Fidelity Rutland Square Trust II		Strategic Advisers Core Fund
Fidelity Rutland Square Trust II		Strategic Advisers Core Income Fund
Fidelity Rutland Square Trust II		Strategic Advisers Growth Fund
Fidelity Rutland Square Trust II		Strategic Advisers Income Opportunities Fund
Fidelity Rutland Square Trust II		Strategic Advisers International Fund
Fidelity Rutland Square Trust II		Strategic Advisers International II Fund
Fidelity Rutland Square Trust II		Strategic Advisers Small-Mid Cap Fund
Fidelity Rutland Square Trust II		Strategic Advisers U.S. Opportunity Fund
Fidelity Rutland Square Trust II		Strategic Advisers U.S. Opportunity II Fund

[Signature lines omitted]